Exhibit 10.3

Unprotected Sub-Lease Agreement

Made and entered into on this 27 day of July, 2004

By and between:

Clal Life Sciences L.P.
Partnership No. 550208375
Whose address for the purposes hereof is:
42 Hayarkon Street
Yavne 81227
(hereinafter the “CLS”)

Of the First Part;

And:

MediWound Ltd.
Private Company no. 512894940
Whose address for the purposes hereof is:
42 Hayarkon Street
Yavne 81227
(hereinafter: “MediWound”)

Of the Second Part;

Whereas                                              Clal Biotechnology Industries Ltd. (“CBI”) and Taamiko Food Industries Ltd. (hereinafter referred to as the “Principal Lessor”) have executed a lease agreement (hereinafter the “Main Agreement”), regarding an area comprising in aggregate 2985 sq.m. as specified in the Main Agreement (hereinafter the “Main Premises”).  A copy of the Main Agreement is attached hereto as “Annex A”, and

Whereas                                              CBI has transferred its rights under the Main Agreement to the CLS and the Principal Lessor has approved the transfer of such rights.  A copy of such transfer and consent is attached hereto as Annex B; and

Whereas                                              CLS has received the permission of the Principle Lessor to sub-lease the Premises (as defined below), according to the above.  A copy of such permission is attached hereto as Annex C;

Whereas                                              MediWound has leased certain portion of the Main Premises from CLS, pursuant to an oral agreement between the parties, and MediWound has possession of that certain portion of the Main Premises; and

Whereas                                              MediWound declares and confirms that it has not paid CLS any “key money” or any other amount that may be deemed to be “key money’’; and

Whereas                                              the parties wish to establish a new formalized relationship between them, which shall reflect the fact that CLS wishes to sublease certain laboratories, offices and clean room space of an area of approximately 450 sq.m., on the ground & first floor of the Main Premises, as marked in the drawing attached hereto as “Annex D” and 13 parking spaces (hereinafter: the “Premises”) and allow MediWound to use certain general equipment and MediWound wishes to rent the Premises and use the equipment, subject to the terms hereof;

Now, therefore, it is agreed, declared and stipulated between the parties as follows:

1.                                      Preamble

1.1                               The Preamble hereto and the Annexes hereof constitute an integral part hereof,

1.2                               The headings of the clauses and sub-clauses are for convenience only and shall have no interpretative effect.

2.                                      Parties’ Declarations

2.1                               CLS declares that it is entitled pursuant to any law and agreement, including the Main Agreement, to enter into this Sub-Lease Agreement with MediWound, that there is no legal impediment to CLS’s execution and performance of this Sub-Lease Agreement with MediWound, and that CLS has received the consent of the Principal Lessor for this Sub-Lease Agreement, which consent is attached hereto as Annex C.

2.2                               CLS declares that the Main Agreement is in full force and effect, and has not been amended.

2.3                               MediWound declares that it is entitled pursuant to any law and agreement to enter into this Sub-Lease Agreement with CLS and that there is no legal impediment to MediWound’s execution and performance of this Sub-Lease Agreement with CLS.

2.4                               MediWound declares that it has read the terms and conditions of the Main Agreement and that it has understood said terms and conditions.

2.5                               MediWound declares that it has seen and inspected the Main Premises, the Premises, all parts and details thereof and their vicinity, has been advised by CLS to inspect the planning status of the Main Premises and the Premises with the city planning program (“Taba”), and MediWound certifies that it has found the Premises to be suitable for its purposes and objectives from every aspect whatsoever and it renounces any contention of any inconsistency, defect (excluding a “hidden defect”) and any other contention in connection therewith, subject to the validity of CLS’s declarations.

2.6                               MediWound declares that it is aware that certain portions of the Main Premises (not including the Premises) are currently sub-leased to third parties, and that CLS may continue to sub-lease these or other portions of the Main Premises (not including the Premises) to any third party.

2.7                               CLS declares that in case the office areas specified under Annex D in the first floor of the Main Premises and currently used by MediWound will have to be vacated for any reason, MediWound shall be entitled to receive an additional 90 sq.m. office space on the ground floor.  In this case, an amount of $1,000 (one thousand US dollar) would be added to the current monthly fee (19,000$), and the monthly fee shall be $20,000 (twenty thousand US dollars)

3.                                     The Sub-Lease and MediWound’s undertakings

3.1                               Unless specifically set forth otherwise in this Sub-Lease Agreement, MediWound shall be bound by all CLS’s undertakings set forth in the Main Agreement, mutatis mutandis, with respect to the Premises, as if MediWound was CLS in the Main Agreement and CLS were the Principal Lessor in the Main Agreement.  The above shall not include sections 4.1.1.a, 4.1.l.b, 5.1, 5.2, 6.1-6.6, 7.1-7.3, 10.1 and 15 of the Main Agreement.  MediWound undertakes not to carry out any act or omission that may be deemed as a breach by CLS of any provision of the Main Agreement.  CLS covenants that it shall exercise all of its rights pursuant to the Main Agreement towards the Principal Lessor in order to maintain and safeguard MediWound’s rights and interests in the Premises.  MediWound hereby acknowledges that the above shall apply to the Main Agreement, as may be amended from time to time, provided however, that any amendment which has the effect of canceling a right of, or adding additional undertakings to, or having any adverse effect on, MediWound, shall not be binding upon MediWound, unless agreed by MediWound in writing.

3.2                               Subject to MediWound upholding all its obligations as set out in this Agreement, CLS hereby leases to MediWound, and, subject to CLS upholding all its obligations as set out in this Agreement, MediWound hereby leases from CLS, the Premises as a sub-lease.  For the avoidance of any doubt, it is agreed that if for any event the Main Agreement is terminated, for any reason whatsoever, this Agreement will be terminated and MediWound will vacate the Premises according to the provisions of this Agreement and shall not have any claim and/or law suit against CLS, unless such termination is as a result of any act or omission by CLS, which constitutes a breach of the Main Agreement or early termination thereof by CLS (not due to a breach of MediWound or the Principal Lessor), in which case CLS shall be liable for all direct losses, damages and expenses incurred by MediWound as a result thereof.

3.3                               It is hereby clarified that MediWound or any agents thereof have no rights to use, either on a temporary or permanent basis, any other areas of the Main Premises and/or any contents and furnishing located therein, except the Premises, unless otherwise permitted in this Sub-Lease Agreement or by CLS.

3.4                               MediWound hereby undertakes to comply with CLS’s instructions as stipulated in the standard operating procedures and guidelines implemented by CLS in the Main Premises.  CLS will notify MediWound in advance of any such new procedures or guidelines or any changes to existing ones and will give MediWound the opportunity to comment and to discuss the implications thereof with CLS.  In any event, CLS will not unreasonably issue any instructions which may materially disturb MediWound’s business activities in the Premises.  MediWound hereby understands that smoking indoors is forbidden in the entire Main Premises.  MediWound further undertakes to cooperate with the CLS as may be required under the Main Agreement.

3.5                               Insurance.  The Monthly Payment (as hereinafter defined) includes the costs of the insurances set forth in Annex F.  CLS will add MediWound to CLS’s “employers’ liability”, “contents” and “manufacturing materials and products” insurance policies, as an additional insured party.  MediWound shall bear any self participation called for according to the insurance policies.  MediWound will undertake to comply with all of the provisions which are specified within the insurance policies and indemnify CLS and hold it harmless if and to the extent CLS suffers damages due to any breach by MediWound of its obligations under the insurance policies.

3.6                               Maintenance and Good Repair.  MediWound’s undertakings in accordance with section 11.2 of the Main Agreement, as applied hereto by Section 3.1 shall also apply to CLS’s systems, furniture and equipment in the Premises (as specified in “Annex E”) subject to the provisions hereof.

Notwithstanding section 11.2 of the Main Agreement, MediWound shall immediately notify CLS of any damage or repair required, and may not carry out any repairs without prior coordination with CLS and/or first allowing CLS to perform the repairs, at CLS’s sole discretion.  If CLS fails to carry out the repairs within a reasonable time after notice, MediWound shall be permitted to carry out such repairs, provided it has notified CLS reasonably in advance of doing so.  The cost of repairing damages in the Premises, other than those resulting from normal wear and tear, construction deficiencies or defects in any internal systems installed by or on behalf of CLS (which will be at CLS’s expense), will be at MediWound’s expense.  Each party will reimburse the other for any reasonable costs such other party incurs and which pursuant to the foregoing should be borne by the reimbursing party.  For the avoidance of doubt, none of the above shall impose any obligation on CLS to fix or make any repairs with respect to any equipment which belongs to MediWound.

3.7                               Confidentiality.  In exercising any right of CLS pursuant to section 11.3 of the Main Agreement (with respect to entering the Premises), CLS (and the Principal Lessor, only to the extent specifically agreed by it in writing) shall be subject to the confidentiality undertaking set forth in the non-disclosure agreement entered into by CLS and MediWound as specified in Annex F.  For the avoidance of doubt, all the other provisions of section 11 of the Main Agreement shall apply, subject to the provisions of this Agreement.

3.8                               Signs.  MediWound shall not erect any sign on the Premises including its external walls and external windows and its vicinity without obtaining the prior written approval of CLS and the Principal Lessor.  MediWound’s name and logo will however be displayed at the entrance to the Main Premises and at such other places as other names and lists of tenants are displayed.

3.9                               Improvements and Alterations.  MediWound may not make any improvements, alterations and/or other work on or to the Premises, unless it obtains: (i) CLS’s prior written consent which consent may not be unreasonably withheld; and (ii) the Principal Lessor’s prior written consent, which may be given or withheld in its sole discretion.  Subject to the aforesaid, the other terms of section 7.4 of the Main Agreement, as applied hereto by Section 3.1, shall apply.

3.10                        Inspections by Third Parties.  CLS is aware that certain authorities and/or regulatory bodies may request from time to time the inspection of MediWound’s laboratories and clean rooms and CLS hereby warrants that it will duly cooperate with MediWound in order to allow MediWound to fulfill its obligations under applicable local or state laws and regulations.  MediWound shall be entitled to initiate any inspection of the Main Premises by any authority or regulatory body, for any purpose after prior coordination with CLS.

3.11                        Regulatory Permits.  CLS and MediWound agree to reasonably cooperate with the representatives and consultants of either party for the purpose of receiving regulatory permits and approvals from bodies in Israel and abroad.  CLS and MediWound agree that they will supply all reasonably necessary documents in order to help with the receipt of these permits and approvals.

4.                                      Effective Date: 1 January, 2004

5.                                      Inapplicability of the Tenant Protection Law

5.1                               CLS undertakes to lease the Premises to MediWound, and MediWound undertakes to rent the Premises from the CLS, as an unprotected lease, subject to the terms hereof.

5.2                               MediWound reiterates its declaration that it has not paid CLS and/or anyone else any “key money” whatsoever or any sum that may be deemed to be “key money”.

5.3                               MediWound declares that the provisions of the Tenant Protection Law (Consolidated Version) 5732-1972, or any other similar law to be legislated in the future, including without limitation all amendments thereof and/or regulations and/or orders that have and/or shall be promulgated pursuant thereto, shall not apply to the lease of the Premises and MediWound shall be obligated to vacate the Premises in accordance with the terms of this Agreement, which terms MediWound further acknowledges are known and clear to it.

6.                                      Common Area

6.1                               MediWound shall be entitled to use in a reasonable manner with other parties, but not exclusively, the cafeteria, meeting rooms, storage areas, toilets, stairs, shelter, corridors and elevator (subject to any applicable limitations referred to in this Agreement), as may reasonably be required to utilize the Premises and enjoy the services pursuant to this Agreement.

7.                                      Purpose of the Lease

7.1                               MediWound declares and undertakes that it is renting the Premises for use in the nature of biotechnology and pharmaceutical research, development, services and production of clinical trial and commercial material in the field of life-sciences, medical devices and general health care.

7.2                               CLS hereby declares that to the best of its knowledge, the purposes set forth in Section 7.1 conform to the uses which are permitted in the current applicable city planning program (“Taba”).

8.                                     Term of Lease

8.1                               The term of the lease hereunder                     shall commence upon the Effective Date and shall be for a period of twelve (12) months (hereinafter the “Term of Lease”) This Agreement may be automatically renewed for two (2) additional periods of twelve (12) month each, under the same terms and conditions of this Agreement, as long as CLS is the leaser of the main premises, unless either CLS or MediWound decide to terminate this Agreement as defined herein.

8.2                               Either party may terminate this Agreement upon a six (6) month prior written notice to the other party.

9.                                      Monthly Fees

9.1                               MediWound shall pay the monthly fees, which shall be US$ 19,000 (nineteen thousand US dollars) per month, plus V.A.T., if applicable (the “Monthly Payment”).  The provision of this section 9.1 is a principal and fundamental provision of this Agreement, and the breach thereof constitutes a fundamental breach of the Agreement.

9.2                               Either party may decide to suspend or terminate the supply or receipt of the services set forth in Annex G hereof (not including with respect to the size of the Premises), and in Section 9.6 below.  In this case, the terminating party shall give the other party a 60-day prior written notice to that effect, and the Monthly Payment, or the payment set forth under Section 9.6 below, as applicable, shall be adjusted accordingly, from the date that the change enters into effect.

9.3                               The Monthly Payment in respect of any portion of a calendar month shall be prorated.  The Monthly Payment shall be paid in NIS according to the representative exchange rate of the USD as set by the Bank of Israel on the date of payment.  The Monthly Payment shall cover the rental fee for the Premises and Services detailed under Annex G.

9.4                               The parties agree that additional cost may be added or deducted from this Monthly Payment as detailed in Section 9.2 above and Section 9.6 below.  The parties therefore agree that the actual payment by MediWound to CLS will be calculated in accordance with this Section 9.

9.5                               [Reserved]

9.6                               Financial and accounting services: MediWound shall provide CLS (or CAC, as shall be elected by CLS) with financial and accounting services to be performed by Ms. Ahuva Frenkel (an independent contractor engaged by MediWound), on a half day basis, per week, for a consideration of US$500 per month, to be paid by CLS to MediWound.  Bookkeeping services: MediWound shall provide CLS (or CAC, as shall be elected by CLS) with bookkeeping services to be performed by Ms. Shirly Dror (an employee of MediWound), on a half day basis, per week, for a consideration of US$500 per month, to be paid by CLS to MediWound.  Either party may decide to suspend or terminate the supply or receipt of the services set forth in this Section, as detailed in Section 9.2 above.

The parties hereby confirm that nothing herein shall be construed so as to create a relationship between CLS and any of MediWound’s employees (including, without limitation, with the persons set forth above), of employer-employee, or to create a contractual liability or liability for damages resulting from such a relationship.

However, the parties shall bear together, on a pro-rata basis between them, any payments, costs, expenses and liabilities related to the engagement of such persons by MediWound, including without limitation, in the event that any competent court or another judicial authority shall determine that a relationship of employer-employee exists between such person and CLS or MediWound.

9.7                              MediWound shall pay the Monthly Payment on a quarterly basis on or prior to the first business day of the following quarter.

9.8                               All payments to CLS shall be made by a bank transfer to the bank account in the name of Clal Life Sciences Ltd. (CLS at Bank Hapoalim, Account No. 610610, branch no. 615), or in any other manner, as may be required from time to time by CLS.

10.                               Parking Spaces

10.1                        CLS undertakes to provide 13 parking spaces in the building’s parking lot at MediWound’s disposal.  The parking spaces at the MediWound’s disposal shall be such that do not block and are not blocked by other spaces.

11.                               Liability and Indemnity

Subject to the provisions of Section 3.6 above, MediWound shall be responsible for any loss and/or damage which may be caused to the Main Premises and/or their contents and/or any person and/or corporation including its employees and/or CLS and/or Principal Lessor and/or anyone on their behalf and/or any other third party during the term of the sublease pursuant to this Agreement, which may arise from its use of the Premises, and/or from any other activity of MediWound and all those acting on its behalf.  The above shall not apply to any loss and/or damage (or part or portion thereof) to the extent that it was caused by a breach of this Agreement by CLS or by negligence of CLS, or due to normal wear and tear, construction deficiencies or defects in any internal systems or equipment provided by or on behalf of CLS.  Nothing in the above shall be deemed to derogate from any of the parties’ rights, to seek relief from any third party, including the Principal Lessor.

12.                               Transfer and Mortgaging of Rights

12.1                        CLS shall be entitled to assign and/or transfer and/or endorse and/or mortgage its rights hereunder in the Premises and/or the Main Premises, in whole or in part, without requiring the MediWound’s consent, provided that the MediWound’s rights hereunder are not prejudiced.

12.2                        MediWound undertakes not to transfer and/or endorse and/or to deliver and/or to pledge and/or carry out any transaction, with any of the rights incurred to it hereunder, including not to sub-lease the Premises or any part of it, nor to allow any person or entity to use the Premises, whether for consideration or not, without the prior written consents of (i) CLS, which will not unreasonably withhold its consent; and (ii) the Principal Lessor.

13.                               Vacating the Premises

Without derogation from MediWound’s undertakings pursuant to Section 3.1 above:

13.1                        Upon the termination of the Term of Lease and/or upon any legal termination hereof due to a breach hereof, MediWound undertakes to return the Premises to CLS immediately free and clear of any person and object (excluding furnishing, equipment, fixtures and devices that belong to CLS or the Principal Lessor), and in functional and usable condition, except for reasonable and ordinary wear and tear.  Either party agrees that upon termination of the lease, MediWound is entitled to take all the laboratory equipment in its labs, i.e. equipment that was purchased directly by MediWound, and equipment that was purchased at the time of the establishment of the facilities.  All the equipment that was purchased at the time of the establishment of the facilities, which MediWound is entitled to take is specified in Annex I.

13.2                        If MediWound does not fulfill its obligation to fix and/or replace anything in order to vacate the Premises and return it with the aforementioned content therein in the state as required in

Section 16.1, CLS may (but is not obliged), after providing a written notice to MediWound 10 business days in advance, to make every repair and/or replacement at MediWound’s expense.

14.                               Termination of the Agreement and breaches

14.1                        It is hereby agreed by the parties that Section 16 of the Main Agreement shall apply, mutatis mutandis under this Agreement; provided that the reference in Section 16.2 of the Main Agreement to Sections 5, 6, 8, 10, 13.2, 14 and 15 shall refer to Sections 3, 5, 7, 8, 9, 11, and 12 of this Agreement and that any act or omission by the MediWound that results in a material breach by CLS of the Main Agreement shall also be considered a material breach of this Sub-Lease Agreement.

15.                               General Provisions

15.1                        No waiver and/or extension shall have any force or effect unless made expressly and in writing; no waiver or extension are to be implied or inferred from any behavior, act or omission of either of the parties.

15.2                        CLS, in its capacity as such, hereby agrees to reasonably assist MediWound in obtaining any permits and/or licenses required by law for running the business of MediWound in the Premises.

15.3                        Any change hereof of any provisions hereof shall be made in writing.

15.4                        MediWound shall only be entitled to set off the sums or rights to which it is entitled from CLS from the sums it owes CLS, with the consent of CLS.

15.5                        It is hereby agreed between the parties that the laws of the State of Israel shall govern this Agreement and the jurisdiction with respect to anything connected hereto shall be subject to the exclusive jurisdiction of the competent court in Tel Aviv, Israel.

15.6                        Any notice sent by one party to the other party at the addresses appearing in the Preamble hereto shall be deemed to have been received 72 hours from being sent by registered mail.  Notwithstanding the foregoing the address of MediWound during the Term of Lease shall be the Premises.

In Witness Whereof the Parties Have Hereunto Set Their Hand

Clal Life Sciences L.P.		MediWound Ltd.
By its general partner, Clal Applications Center Ltd.

By:	/s/ Nitza Kardish	By:	/s/ Ofer Gonen
Name:	Nitza Kardish	Name:	Ofer Gonen
Title:	CEO	Title:	Director
Date:	27/7/04	Date:	27/07/04

By:	/s/Tamar Manor	By:	/s/Marian Gorecki
Name:	Tamar Manor	Name:	Marian Gorecki
Title:	Director	Title:	C.E.O.
Date:	27/7/04	Date:	27/7/04

Annex A

[Annex omitted — original in Hebrew]

Annex B

Clal Biotechnology Industries Ltd. (the “Company”) hereby transfers and assigns all its rights and obligations pursuant to a Rental Agreement between the Company and Tamiko Food Industries Ltd. (“Tamiko”) dated November 9th, 2000 (the “Agreement”‘) to Clal Life Sciences L.P. (the “Partnerslrip”).

The Partnership shall become a direct party to the Agreement and shall have all the rights and obligations pursuant to the Agreement.

The Company shall cease to be a party to the Agreement and shall have no rights or obligations pursuant to the Agreement.

The Company shall guarantee to Tamiko the performance of all of the Partnenship’s obligations pursuant to the Agreement.

The effective date off this Assignment is November 19, 2002.

Clal Biotechnology Industries Ltd.		Clal Life Sciences L.P.

By:	/s/David Haselkorn / /s/Ophir Shahaf	By it general partner, Clal Application Center Ltd.
David Maselhorn / Ophir Shahaf		/s/David Haselkorn

The undersigned hereby agrees to the above assignment:

Taamiko Food Industries Ltd.
By:	/s/Taamiko Food Industries Ltd.

Guarantee

We the undersigned, Clal Biotechnology Industries Ltd, hereby irrevocably and unconditionally undertake and guarantee to Tamiko Food Industries Ltd. the full and punctual performance of all the obligations of Clal Life Sciences L.P. under the Tenancy Agreement dated November 9, 2000 which we transfer and ·assign to the Partnership (hereinafter — the “Agreement’“) and we agree that Tamiko shall be entitled to demand from us the performance of any obligation and any payment under the Agreement which have not been perforrned by the Partnership, without being required to demand the same first from the Partnerslrip and without being required to give us an extension of time. For the avoidance of doubt, it is clarified that we do not waive any right to assert any defense available to the Partnership against Tamiko.

This undertaking and Guarantee applies to all of the Partnership obligations under the Agreement including any condition which will be agreed in the future between the Partnership and Tamiko.

/s/David Haselkorn / /s/Ophir Shahaf
Clal Biotechnology Industries Ltd.

By: David Haselkorn / Ophir Shahaf

Annex C

[Annex omitted — original in Hebrew]

Annex D

[Annex omitted — Drawing of premises]

Annex E: CLS Equipment and Furniture used by MediWound

Telephones:

Item	Number of Units	Total
Panasonic KX-T7433	Jean, Amir, Marian, Lior, Gabi, Andrey, Shirly, Ahuva, Liand, Ronit, Avri	11
Starline	Jean 1, Lab 3, Production 6	10

Furniture:

Item	Place	Total
Secretary station	Jean	1
Large office desk	Marian, Lior, Shirly, Ahuva, Linda, Ronit, Avri	7
Small office desk	Amir, Gabi, Andrey	3
Table small	Kitchen	1
Office chair	Jean, Amir, Marian, Lior, Gabi, Andrey, Mery, Masha, Shirly, Ahuva, Liand, Ronit, Avri	13
Visitor’s chair	8 + 2 (Gabi) +2 (Andrey)	12
Computers	Shirly, Linda, Ahuva	3

Annex F:

CONFIDENTIALITY AND PROPRIETARY INFORMATION CONTRACT

This Contract will confirm the basis under which Clal Life Sciences L.P. Partnership No. 550208375 whose address for the purposes hereof is: 42 Hayarkon Street Yavne 81227, (hereinafter the “CLS”), on the one hand, and

MediWound Ltd., a company organized under the laws of the State ofisrael and having its principal place of business at, 42 Hayarkon St. North Industrial Zone Yavne, Israel 81227, Israel (who shall be referred to hereinafter as: “MediWound”), on the other hand,

May exchange Proprietary Information (as defined below) relating to both parties’ business activities.

The Parties acknowledge that the Proprietary Information is the results of substantial development efforts by the Disclosing Party and its affiliates. Accordingly, each Party agrees that receipt of Proprietary Information from or of the other Party shall be under the following obligations of confidentiality and non-use and the Parties agree as follows:

1.                                      As used herein, the term ‘‘Proprietary Information” shall mean all specifications, formulae, know-how, data, test protocols for evaluations, technical descriptions, and business and technical information, patents, patent applications, intellectual property, records, data, results and other pertinent information, which is disclosed in writing or in other tangible form or is disclosed orally, visually or electronically, including through visits in, or usage of, the Premises (as defined in the Unprotected Sub-Lease Agreement, to which this agreement is an Annex) (and including information of third parties occupying the Premises) and identified as confidential under this Contract directly or indirectly by one party or which, under the circumstances surrounding its disclosure ought to be treated as confidential by the disclosing party (the “Disclosing Party”) to the other party (the “Receiving Party”), except that Proprietary Information shall not include information which the Receiving Party can show by written evidence:

(a)                                 is, or hereafter becomes, other than through the fault of the Receiving Party, part of the public domain;

(b)                                 was in the possession of the Receiving Party prior to disclosure by the disclosing Party, without obligation of confidentiality or restriction on use and was not acquired directly or indirectly from the Disclosing Party,

(c)                                  is received by the Receiving Party in good faith without obligation of confidentiality or restriction on use from a third party who is under no contractual or fiduciary obligation with respect thereto;

(d)                                 is developed by an employee of the Receiving Party who had no access to Proprietary Information of the Disclosing Party, directly or indirectly, as can be substantiated by written documents.

Proprietary Information disclosed under this Contract shall not be deemed to be within the foregoing exceptions merely because such information is embraced by more general information in the public domain or in the Receiving Party’s possession. In addition, any combination of features shall not be deemed to be within the foregoing exceptions merely because individual features are in the public domain or in the Receiving Party’s possession, but only if the combination itself and its principle of operation are in the public domain or in the Receiving Party’s possession.

The Proprietary Information will be provided free of charge and will be used only for the purpose of technological evaluation. The Receiving Party agrees that it will treat the Proprietary Information as the property of the Disclosing Party, will safeguard the Proprietary Information and will prevent third- party access to it.

2.                                      The Receiving Party agrees to keep the Disclosing Party’s Proprietary Information in strict confidence and not to disclose the Disclosing Party’s Proprietary Information to any third party (including any affiliates of the Receiving Party), and agrees that the Proprietary Information shall be disclosed only to persons within its organization who need to know the information for the purpose of this Contract and who are bound by written obligations of confidentiality.

The Receiving Party shall use no less than the same degree of care in protecting the Disclosing Party’s information than it would use for its own confidential information, but in any event not less than reasonable care and means to prevent the unauthorized use by or the disclosure of the Proprietary Information to third parties. Proprietary Information, including any and all copies or summaries or any dissemination thereof, disclosed under this Contract and all right, title and interest thereto, shall remain the exclusive property of the Disclosing Party. Upon the conclusion of this Contract, or upon request of either Party, each Party shall return to the other party all tangible Proprienuy Information, within its possession or control.

3.                                      Nothing contained herein shall be construed as granting one Party a right to use the Proprietary Information in any way or for any purpose other than for the Contract thereof for the purpose mentioned above, or a right or license under any copyright, patent, trade secret, technology or other intellectual property rights of the other Party, nor as obligating one Party to make such grants to the other Party, nor as obligating the Parties to enter into any commercial or other arrangement.

4.                                      Receiving Party may not alter, reverse engineer, decompile, disassemble or otherwise modify any Proprietary Information disclosed to Receiving Party.

5.                                      No Warranty. ALL PROPRIETARY INFORMATION IS PROVIDED “AS IS”. EACH PARTY MAKES NO WARRANTIES, EXPRESS, IMPLIED OR OTHERWISE, REGARDING ITS ACCURACY, COMPLETENESS OR PERFORMANCE. THE DISCLOSING PARTY SHALL NOT BE LIABLE FOR DAMAGES OF ANY NATURE, INCLUDING CONSEQUENTIAL DAMAGES, AS A RESULT OF OR ARISING OUT OF THE RECEIVING PARTY’S RELIANCE ON OR USE OF THE PROPRIETARY INFORMATION.

6.                                      This Contract shall be construed in accordance with, and all disputes hereunder shall be governed by the laws of the State of Israel, without giving effect to the conflicts of laws principals. The parties further agree that any and all controversies, proceedings or disputes in connection with this Contract shall be resolved exclusively in the competent courts of Tel-Aviv, and each of the parties hereby submits irrevocably to the exclusive jurisdiction of such court.

7.                                      If any provision of this Contract shall be held by a court of competent jurisdiction to be illegal, invalid or unenforceable, the remaining provisions shall remain in full force and effect.

8.                                      This Contract does not create an agency, partnership or joint venture between the Parties.

9.                                      All additions or modifications to this Contract must be made in writing and executed by all Parties. The Contract covers the entire understanding between the Parties. None of the provisions of this Contract shall be deemed to have been waived by any act or acquiescence on the part of Disclosing Party, its agents, or employees, but only by an instrument in writing signed by an authorized officer of Disclosing Party. No waiver of any provision of this Contract shall constitute a waiver of any other provision(s) or of the same provision on another occasion.

10.                               The obligations of non-disclosure and non-use shall continue for a period of five (5) years from the termination date of this Contract.

Annex G: The Subleased Area and Related Services

1 Laboratories and offices space: the furniture and equipment in Mediwound labs and offices are Mediwound’s property with the exclusion of items specified under Annex E.

2 Parking space - thirteen (13) places.

3 Taxes: Governmental property taxes, municipal taxes and water.

4 Electricity: payment for “public areas”.

5 Computer maintenance: maintenance of the various computer servers, network and other related general equipment.

6 Cleaning services of the Leased Area and communal areas, on a daily basis.

7 General maintenance services of the building and its various systems and fixtures in the Leased Area and the communal areas including but not limited to the various air systems, electricity, water, sewage, communication services (Internet, intranet, phone system, fax lines), and fire alarm and extinguishing systems.

8 Security and guarding services.

9 Insurance Policies: naming Mediwound as insured, covering the facility for fire, earthquake, terror related damages etc., any third party claims and content including communal areas and fixtures and Mediwound’s property, fixtures and equipment. Section 3.5 further defines Mediwound’s commitments under the insurance policies.

10 Meeting rooms- will be available upon prior coordination with CLS.

11 Communication - fix price of the communication services, internet services and cellular coordinators.

Services incurring additional payment:

For the avoidance of doubt, the following expenses will be billed separately by CLS or the appropriate vendor (e.g., mail and delivery), on a monthly basis, and will be borne solely by Mediwound (on a per use basis), in addition to the Monthly Payment:

a) Meals per employee, per meal

b) Mail and delivery services

c) Office expenses

d) Electricity- direct use as per the counter located at the main electricity room.

e) Telephone& Fax- direct use per line.

f) Computer service calls - direct use.

g) Refreshments (e.g., coffee, tea, biscuits, etc.)

Annex H: The additional services

Financial and accounting services: MediWound shall provide CLS (or CAC, as shall be elected by

CLS) with financial and accounting services to be performed by Ms. Abuva Frenkel (an independent contractor engaged by MediWound), on a half day basis, per week, for a consideration of US$500 per month, to be paid by CLS to MediWound. Bookkeeping services: MediWound shall provide CLS (or CAC, as shall be elected by CLS) with bookkeeping services to be performed by Ms. Shirly Dror ([an employee ofMediWound), on a half day basis, per week, for a consideration ofUS$500 per month, to be paid by CLS to MediWound.

Annex I: Lab equipment that was purchase on the establishment of the facilities and belongs to MediWound

Item	manufactor

lyophilizer	usifroid

autoclave fob2s	fedegari

oven	fedegari

water system	millipore

filter press	diferbach

dish washer	laucer

chiller	unberman

stainless steel versel 250L	Egmo

stainless steel verse! 70L	Egmo

UF	filtrone

centrassette 5 holder	filtrone

cassette omega	filtrone

pump for UF system	fristam

trolley for UF system

laminar flow	EinDor

floor scale	prizma

chemical hood (lab)

Benches

Diaphragm pump

Lab cupboard

AMENDMENT TO SUBLEASE AGREEMENT

This Amendment to Sub-Lease Agreement (this “Amendment”) is made and entered into this 27 day of November, 2005, by and among MediWound Ltd. (“MediWound”), and Clal Life Sciences L.P. (“CLS”).

WHEREAS                              the parties hereto entered into a Sub-Lease Agreement dated as of July 27, 2004, a copy of which is attached hereto as Schedule A (the “Original Agreement”), and;

WHEREAS                              MediWound has increased its operations and the consumption of raw materials within the Main Premises and;

WHEREAS                              both parties hereto agree to amend and replace certain terms, regarding the Monthly Payment and the Premises, of the Original Agreement according to the terms detailed hereunder.

NOW, THEREFORE, it is declared and stipulated between the parties as follows:

1.                                      All capitalized terms not herein defined shall have meaning ascribed to them in the Original Agreement.

2.                                      The parties hereby agree to add to the Premises leased by MediWound additional office in the first floor (office number 2627B) and additional storage space in the open space of the first floor.  It is hereby agreed that such additional storage space (approximately 50 Square meters) shall be vacated by MediWound, if such space shall be needed by CLS upon two weeks prior written notice to MediWound.

3.                                      The parties hereby agree to increase the Monthly Payment made by MediWound to CLS according to Section 9.1 of the Original Agreement to the sum equal to $21,000 (twenty one thousand and five hundred US dollars) per month plus V.A.T., if applicable (the “Monthly Payment”).

4.                                      The amendment of the Original Agreement according to this Amendment, shall commence of January 1st, 2006 and continue until the termination of the Original Agreement.

5.                                      All other terms and conditions of the Original Agreement shall remain in full force and effect as detailed in the Original Agreement.

IN WITNESS WHEREOF, the parties have signed this Amendment as of the date set forth herein.

Clal Life Sciences L.P. By its general partner, Clal Applications Center Ltd	MediWound Ltd.

/s/ Ofer Gonen /s/ Moti Hacham	/s/ Marian Gorecki
Name: Ofer Gonen/Moti Hacham	Name: Marian Gorecki
Title: Director/ C.E.O	Title: C.E.O

AMENDMENT NO.2 TO UNPROTECTED SUBLEASE AGREEMENT

This Amendment to an Unprotected to Sub-Lease Agreement (this “Amendment”) is made and entered into effective as of this 7th day of August 2006, between MediWound Ltd. (“MediWound”), and Clal Life Sciences L.P. (“CLS”).

WHEREAS                              a certain Lease Agreement dated as of November 9, 2000 entered by and among Taamiko Food Industries Ltd. and CLS, has been extended until November 1, 2010 (the “Main Agreement”);

WHEREAS                              pursuant to Section 13.2 of the Main Agreement, CLS is entitled to enter into a sub-lease agreement;

WHEREAS                              the parties hereto entered into a Sub-Lease Agreement dated as of July 27, 2004, as amended by an Amendment to Sub-Lease Agreement dated November 27, 2005 (collectively the “Original Agreement”); and

WHEREAS                              both parties hereto agree to amend certain terms, of the Original Agreement as more fully set forth herein.

NOW, THEREFORE, it is declared and stipulated between the parties as follows:

1.                                      The parties hereby agree to extend the Term of the Lease as defined in Section 8 of the Original Agreement by a period of twelve (12) months until January 1, 2008.  Furthermore, that the Term of Lease of the Original Agreement shall be automatically renewed for two (2) additional periods of twelve months each under the same terms and conditions of the Original Agreement.

2.                                      All other terms and conditions of the Original Agreement shall remain in full force and effect.

3.                                      This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which shall together constitute one and the same instrument.

IN WITNESS WHEREOF, the parties have signed this Amendment as of the date set forth herein.

Clal Life Sciences L.P.	MediWound Ltd.

/s/Clal Life Sciences L.P.	/s/MediWound Ltd.
Name:	Name:
Title:	Title:

AMENDMENT NO.4 TO UNPROTECTED SUBLEASE AGREEMENT

This Amendment to Sub-Lease Agreement (this “Amendment”) is made and entered into this 11 day of Nov., 2008, by and among MediWound Ltd. (“MediWound”), and Clal Life Sciences L.P. (“CLS”).

WHEREAS                              the parties hereto entered into a Sub-Lease Agreement dated as of July 27, 2004, as amended by Amendments to Sub-Lease Agreement thereafter (collectively the “Original Agreement”); copy of which is attached hereto as Schedule A and;

WHEREAS                              a certain Lease Agreement dated as of November 9, 2000 entered by and among Taamiko Food Industries Ltd. (the “Principal Lessor”) and CLS, has been extended with a new agreement dated 16/9/2008 attached hereto as Schedule B (both agreement with the Principal Lessor shall be referred to as the “Main Agreement”), and;

WHEREAS                              both parties hereto agree to amend and replace certain terms, regarding the Monthly Payment and the Premises, of the Original Agreement according to the terms detailed hereunder.

NOW, THEREFORE, it is declared and stipulated between the parties as follows:

1.                                      All capitalized terms not herein defined shall have meaning ascribed to them in the Original Agreement.

2.                                      The parties hereby agree to add to the Premises leased by MediWound additional space of approximately 450 sq/m in the first floor on an As Is basis (the “Additional Space”) and to remove and deduct from the Premises other spaces leased and used by MediWound in the first and ground floor, all as specified in the program attached hereto as Schedule C.  Accordingly subject to this Amendment MediWound shall have the right to use the premises it occupied in the ground floor according to the Original Agreement and the additional premises under this Amendment all as detailed in Scheduled C attached hereto.

3.                                      The parties hereby agree to increase the Monthly Payment made by MediWound to CLS to the sum equal to $32,000 (thirty thousand US dollars) per month plus V.A.T., if applicable (the “Monthly Payment”).

4.                                      It is hereby agreed that the Monthly Payment shall be increased by 6% every 2 years from the Date of Commencement hereunder defined.

5.                                      The Amendment shall commence on December 15th, 2008 (“Date of Commencement”) and continue until the termination according to the terms of this Amendment.

6.                                      MediWound shall vacate any and all offices or any other premises it is currently using and that are not marked as Premises in the attached Schedule C no later than December 25th 2008.

7.                                     The term of the Lease shall be for 2 years from the Date of Commencement with an option for 2 additional years.  MediWound shall not be entitled to sublease any portion of the Premises without the prior written approval of CLS and in accordance with the terms and obligations of CLS regarding the Premises.

8.                                      Any changes MediWound wishes to carry out within the Premises will have to receive the prior written approval of CLS and will have to be conducted according to the following guidelines:

8.1.                            Detailed plans will have to be submitted to CLS, including but not limited to, architecture & electrical planning.

8.2.                            CLS will determine and approve/decline, subject to CLS’s absolute discretion, and receive any additional approvals for the changes from the Principal Lessor.

8.3.                            Following the approval of CLS MediWound shall be responsible to obtain all appropriate approvals from all regulatory, government, municipal (including fire department) or any other relevant entities for the performance of the changes and for the conduct of its business within the Premises as condition precedence for the performance of any changes.

8.4.                            MediWound shall be responsible for the work of any contractors; such contractors shall have to work according to detailed guidelines as agreed between MediWound and CLS in order not to excessively disturb the work of other tenants within the CLS facility.

9.                                      MediWound shall pay CLS for the consumption of electricity made by MediWound within the Premises or by MediWound’s equipment located and operating outside of the Premises including, but not limited to, air control unites, air conditioning, water system, pumps, WFI system, RO system.

10.                               CLS shall reimburse and participate in the costs of improvements made within the Additional Space by MediWound according to the following terms:

10.1.                     CLS shall participate in the amount of $ 100 per sq/meter of improvement for work actually preformed according to the plans pre-approved by CLS according to Section 8 above.

10.2.                     Such participation shall be made in 12 equal installments during the first year following the Date of Commencement.

11.                               All other terms and conditions of the Original Agreement shall remain in full force and effect as detailed in the Original Agreement.

IN WITNESS WHEREOF, the parties have signed this Amendment as of the date set forth herein.

Clal Life Sciences L.P.	MediWound Ltd.
By its general partner, Clal Applications Center Ltd

/s/ Ofer Gonen /s/ Moti Hacham	/s/ Ofer Gonen /s/ Gal Cohen
Name: Ofer Gonen / Moti Hacham	Name: Ofer Gonen / Gal Cohen
Title: Director / C.E.O	Title: Director / C.E.O

AMENDMENT NO.4 TO UNPROTECTED SUBLEASE AGREEMENT

This Amendment to Sub-Lease Agreement (this” Amendment”) is made and entered into this 11 day of Nov., 2008, by and among MediWound Ltd. (“MediWound”), and Clal Life Sciences L.P. (“CLS”).

WHEREAS                              the parties hereto entered into a Sub-Lease Agreement dated as of July 27, 2004, as amended by Amendments to Sub-Lease Agreement thereafter (collectively the ‘‘Original Agreement”); copy of which is attached hereto as Schedule A and;

WHEREAS                              a certain Lease Agreement dated as of November 9, 2000 entered by and among Taamiko Food Industries Ltd. (the “Principal Lessor”) and CLS, has been extended with a new agreement dated 16/9/2008 attached hereto as Schedule B (both agreement with the Principal Lessor shall be referred to as the “Main Agreement”), and;

WHEREAS                              both parties hereto agree to amend and replace certain terms, regarding the Monthly Payment and the Premises, of the Original Agreement according to the terms detailed hereunder.

NOW, THEREFORE, it is declared and stipulated between the parties as follows:

1.                                      All capitalized terms not herein defined shall have the meaning ascribed to them in the Original Agreement.

2.                                      The parties hereby agree to add to the Premises leased by MediWound additional space of approximately 415 sq/m in the first floor on an As Is basis (the “Additional Space”) and to remove and deduct from the Premises other spaces leased and used by MediWound in the first and ground floor, all as specified in the program attached hereto as Schedule C.  Accordingly subject to this Amendment MediWound shall have the right to use the premises it occupied in the ground floor according to the Original Agreement and the additional premises under this Amendment all as detailed in Schedule C attached hereto.

3.                                      The parties hereby agree to increase the Monthly Payment made by MediWound to CLS to the sum equal to $ 30,000 (thirty thousand US dollars) per month plus V.A.T., if applicable, (the “Monthly Payment”).

4.                                      It is hereby agreed that the Monthly Payment shall be increased by 6% every 2 years from the Date of Commencement hereunder defined.

5.                                      This Amendment shall commence on December 15th, 2008 (“Date of Commencement”) and continue until the termination according to the terms of this Amendment.

6.                                      MediWound shall vacate any and all offices or any other premises it is currently using and that are not marked as Premises in the attached Schedule C no later than December 25th 2008.

7.                                     The term of the Lease shall be for 2 years from the Date of Commencement with an option for 2 additional years.  MediWound shall not be entitled to sublease any portion of the Premises without the prior written approval of CLS and in accordance with the terms and obligations of CLS regarding the Premises.

8.                                      Any changes MediWound wishes to carry out within the Premises will have to receive the prior written approval of CLS and will have to be conducted according to the following guidelines:

8.1.                            Detailed plans will have to be submitted to CLS, including but not limited to, architecture & electrical planning.

8.2.                            CLS will determine and approve/decline, subject to CLS’s absolute discretion, and receive any additional approvals for the changes from the Principal Lessor.

8.3.                            Following the approval of CLS MediWound shall be responsible to obtain all appropriate approvals from all regulatory, government, municipal (including fire department) or any other relevant entities for the performance of the changes and for the conduct of its business within the Premises as condition precedence for the performance of any changes.

8.4.                            MediWound shall be responsible for the work of any contractors; such contractors shall have to work according to detailed guidelines as agreed between MediWound and CLS in order not to excessively disturb the work of other tenants within the CLS facility.

9.                                      MediWound shall pay CLS for the consumption of electricity made by MediWound within the Premises or by MediWound’s equipment located and operating outside of the Premises including, but not limited to, air control unites, air conditioning, water system, pumps, WFI system, RO system.

10.                               CLS shall reimburse and participate in the costs of improvements made within the Additional Space by MediWound according to the following terms:

10.1.                     CLS shall participate in the amount of $100 per sq/meter of improvement for work actually preformed according to the plans pre-approved by CLS according to Section 8 above.

10.2.                     Such participation shall be made in 12 equal installments during the first year following the Date of Commencement.

11.                               All other terms and conditions of the Original Agreement shall remain in full force and effect as detailed in the Original Agreement.

IN WITNESS WHEREOF, the parties have signed this Amendment as of the date set forth herein.

Clal Life Sciences L.P.	MediWound Ltd.
By its general partner, Clal Applications Center Ltd

/s/ Ofer Gonen /s/ Moti Hacham	/s/ Ofer Gonen /s/ Gal Cohen
Name: Ofer Gonen / Moti Hacham	Name: Ofer Gonen / Gal Cohen
Title: Director / C.E.O	Title: Director / C.E.O
Date:

AMENDMENT NO.5 TO UNPROTECTED SUBLEASE AGREEMENT

This Amendment to Sub-Lease Agreement (this “Amendment”) is made and entered into this 29 day of April 2010, by and among MediWound Ltd. (“MediWound”), and Clal Life Sciences L.P. (“CLS”).

WHEREAS          the parties hereto entered into a Sub-Lease Agreement dated as of July 27, 2004, as amended by Amendments to Sub-Lease Agreement thereafter (collectively the ‘‘Original Agreement”), copy of which is attached hereto as Schedule A and;

WHEREAS          a certain Lease Agreement dated as of November 9, 2000 entered by and among Taamiko Food Industries Ltd. (the “Principal Lessor”) and CLS, has been extended with a new agreement dated 16/9/2008 attached hereto as Schedule B (both agreement with the Principal Lessor shall be referred to as the “Main Agreement”), and;

WHEREAS          both parties hereto agree to amend and replace certain terms, regarding the Monthly Payment and the Premises, of the Original Agreement according to the terms detailed hereunder.

NOW, THEREFORE, it is declared and stipulated between the parties as follows:

1.             All capitalized terms not herein defined shall have the meaning ascribed to them in the Original Agreement.

2.             The parties hereby agree to add to the Premises leased by MediWound additional space of approximately 80 sq/m in the ground floor on an As Is basis (the “Additional Space”) all as specified in the program attached hereto as Schedule C.

3.             The parties hereby agree to increase the Monthly Payment made by MediWound to CLS to the sum equal to $ 33,350 (thirty three thousand three hundred and fifty US dollars) per month plus V.A.T., if applicable, (the “Monthly Payment”).

4.             It is hereby agreed that the Monthly Payment shall be increased by 6% every 2 years from the Date 15, December 2008.

5.             This Amendment shall commence on May     th, 2010 (“Date of Commencement”) and continue until the termination according to the terms of this Amendment.

6.             The term of the Lease shall be for 2 years from the Date of Commencement with an option for 2 additional years.  MediWound shall not be entitled to sublease any portion of the Premises without the prior written approval of CLS and in accordance with the terms and obligations of CLS regarding the Premises.

7.             Any changes MediWound wishes to carry out within the Premises will have to receive the prior written approval of CLS and will have to be conducted according to the following guidelines:

7.1.         Detailed plans will have to be submitted to CLS, including but not limited to, architecture & electrical planning.

7.2.         CLS will determine and approve/decline, subject to CLS’s absolute discretion, and receive any additional approvals for the changes from the Principal Lessor.

7.3.         Following the approval of CLS MediWound shall be responsible to obtain all appropriate approvals from all regulatory, government, municipal (including fire department) or any other relevant entities for the performance of the changes and for the conduct of its business within the Premises as condition precedence for the performance of any changes.

7.4.         MediWound shall be responsible for the work of any contractors; such contractors shall have to work according to detailed guidelines as agreed between MediWound and CLS in order not to excessively disturb the work of other tenants within the CLS facility.

8.             MediWound shall pay CLS for the consumption of electricity made by MediWound within the Premises or by MediWound’s equipment located and operating outside of the Premises including, but not limited to, air control unites, air conditioning, water system, pumps, WFI system, RO system.

9.             All other terms and conditions of the Original Agreement shall remain in full force and effect as detailed in the Original Agreement.

IN WITNESS WHEREOF, the parties have signed this Amendment as of the date set forth herein.

Clal Life Sciences L.P.		MediWound Ltd.
By its general partner, Clal Applications Center Ltd

/s/ Ofer Gonen /s/ Moti Hacham		/s/ Ofer Gonen /s/ Gal Cohen
Name: Ofer Gonen / Moti Hacham		Name: Ofer Gonen / Gal Cohen
Title:	Director / C.E.O	Title:	Director / C.E.O
Date:	29/4/10	Date:	29/4/10

AMENDMENT NO. 6 TO UNPROTECTED SUB LEASE AGREEMENT

This Amendment to Sub-Lease Agreement (this “Amendment”) is made and entered into this 11 day of 10, 2010, by and among MediWound Ltd. (“MediWound”), and Clal Life Sciences L.P. (“CLS”).

WHEREAS          the parties hereto entered into a Sub-Lease Agreement dated as of July 27, 2004, as amended by Amendments to Sub-Lease Agreement thereafter (collectively the “Original Agreement”); copy of which is attached hereto as Schedule A and;

WHEREAS          a certain Lease Agreement dated as of November 9, 2000 entered by and among Taamiko Food Industries Ltd. (the “Principal Lessor”) and CLS, has been extended with a new agreement dated 16/9/2008 attached hereto as Schedule B (both agreement with the Principal Lessor shall be referred to as the “Main Agreement”), and;

WHEREAS          MediWound wishes to place in the parking area a cooling storage container, and;

WHEREAS          both parties hereto agree to amend and replace certain terms of the Original Agreement according to the terms detailed hereunder.

NOW, THEREFORE, it is declared and stipulated between the parties as follows:

1.             All capitalized terms not herein defined shall have the meaning ascribed to them in the Original Agreement.

2.             Subject to the fulfillment of all of the terms detailed hereunder CLS shall not object to placing a cooling storage container in one of MediWound’s parking spaces.

3.             Any changes MediWound wishes to carry out within the Premises will have to receive the prior written approval of CLS and will have to be conducted according to the following guidelines:

3.1.         Detailed plans will have to be submitted to CLS, including but not limited to, architecture & electrical planning.

3.2.         CLS will determine and approve/decline, subject to CLS’s absolute discretion, and receive any additional approvals for the changes from the Principal Lessor.

3.3.         Following the approval of CLS MediWound shall be responsible to obtain all appropriate approvals from all regulatory, government, municipal (including fire department) or any other relevant entities for the performance of the changes and for the conduct of its business within the Premises as condition precedence for the performance of any changes.

3.4.         MediWound shall be responsible for the work of any contractors and for any and all damages from or arising from such cooling storage container; all contractors shall have to work according to detailed guidelines as agreed between MediWound and CLS in order not to excessively disturb the work of other tenants within the CLS facility.

3.5.         MediWound shall be responsible against and to any and all regulatory, governmental, municipal (including fire department) or any other relevant entities for and against any claim resulting from the placement of the cooling storage container in the parking space of MediWound and CLS shall have no such responsibility.

3.6.         The space of the parking place that will be used by the cooling storage container will be deducted from the parking spaces designated for MediWound’s use under the original agreement.

4.             MediWound shall pay CLS for the consumption of electricity made by MediWound within the Premises or by MediWound’s equipment located and operating outside of the Premises including, but not limited to, air control unites, air conditioning, water system, pumps, WFI system, RO system.

5.             All other terms and conditions of the Original Agreement shall remain in full force and effect as detailed in the Original Agreement.

IN WITNESS WHEREOF, the parties have signed this Amendment as of the date set forth herein.

Clal Life Sciences L.P.		MediWound Ltd.
By its general partner, Clal Applications Center Ltd

/s/ Ofer Gonen /s/Moti Hacham		/s/ Ofer Gonen /s/Gal Cohen
Name: Ofer Gonen / Moti Hacham		Name: Ofer Gonen / Gal Coben
Title:	Director / C.E.O	Title:	Director / C.E.O
Date:	12/10/10	Date:	11/10/10

AMENDMENT NO. 7 TO UNPROTECTED SUB LEASE AGREEMENT

This Amendment to Sub-Lease Agreement (this “Amendment”) is made and entered into this 18th day of December, 2013, by and among MediWound Ltd. (“MediWound”), and Clal Life Sciences L.P. (“CLS”).

WHEREAS          the parties hereto entered into a Sub-Lease Agreement dated as of July 27, 2004, as amended by Amendments to Sub-Lease Agreement thereafter (collectively the “Original Agreement”); copy of which is attached hereto as Schedule A and;

WHEREAS          a certain Lease Agreement dated as of November 9, 2000 entered by and among Taamiko Food Industries Ltd. (the “Principal Lessor”) and CLS, has been extended with a new agreement dated 161912008 attached hereto as Schedule B (both agreement with the Principal Lessor shall be referred to as the “Main Agreement”), and;

WHEREAS          both parties hereto agree to amend and replace certain terms, regarding the extension of the term and Monthly Payment and the Premises, of the Original Agreement according to the terms detailed hereunder.

NOW, THEREFORE, it is declared and stipulated between the parties as follows:

1.     All capitalized terms not herein defined shall have the meaning ascribed to them in the Original Agreement.

2.     This Amendment shall commence on January 1st 2014 (“Date of Commencement”) and continue until the termination according to the terms of this Amendment.

3.     The term of the Lease shall be extended for 2 years from the Date of Commencement with an option to MediWound to extend the lease for 2 additional terms of 1 year each under the same terms. MediWound shall not be entitled to sublease any portion of the Premises without the prior written approval of CLS and in accordance with the terms and obligations of CLS regarding the Premises.

It is herby agreed that the Monthly Payment shall be increased by 6% every 2 years from the Date of Commencement (i.e., the next 6% increase will take place on January 1, 2016 and will valid until December 31, 2017). Current Monthly Payment on the Date of Commencement is $38,600 (thirty eight thousand six hundred US Dollars).

4.     All other terms and conditions of the Original Agreement shall remain in full force and effect as detailed in the Original Agreement.

IN WITNESS WHEREOF, the parties have signed this Amendment as of the date set forth herein.

Clal Life Sciences L.P.		MediWound Ltd.
By its general partner, Clal Applications Center Ltd.

/s/Gil Milner / /s/Moti Hacham		/s/Ofer Gonen / /s/Gal Cohen
Name: Gil Milner / Moti Hacham		Name: Ofer Gonen / Gal Cohen
Title:	Director / C.E.O	Title:	Director / C.E.O.
Date:	12/18/13	Date: